Exhibit 99-B.8.9

AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 3 TO FUND PARTICIPATION AGREEMENT (“Amendment”)
dated this 1st day of April, 2007, is by and among ING LIFE INSURANCE AND ANNUITY
COMPANY (formerly known as Aetna Life Insurance and Annuity Company) (the “Company”) and
AMERICAN CENTURY INVESTMENT SERVICES, INC. (“Distributor”) and AMERICAN
CENTURY SERVICES, LLC (formerly known as American Century Services Corporation) (“Fund
Agent”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the
Agreement (defined below).

      WHEREAS, the Company, Distributor and Fund Agent are parties to that certain Fund
Participation Agreement dated July 1, 2000, as amended November 7, 2003 and October 1, 2004 (the
“Agreement”), pursuant to which shares of the Funds are made available to serve as underlying investment media for Variable Annuity Contracts (“Contracts”) to be issued by the Company;

     WHEREAS, the parties desire to expand the number of classes of Funds available under the
Agreement, revise the reimbursement terms for such Funds as set forth herein, and make other changes to the Agreement as set forth herein;

WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Pricing Information; Orders; Settlement. The first sentence in Section 2(b) of the Agreement is hereby deleted and replaced with the following:

(b) The Distributor will provide to the Company closing net asset value, dividend and capital gain information, and in the case of a fixed income fund, the daily accrual or the distribution rate factor at the close of trading each day that the New York Stock Exchange (the “Exchange”) is open
(each such day a “Business Day”),

2. Compensation. The following information is hereby added at the end of Section 4(g) of the
Agreement.

Effective October 1, 2007, the above referenced address is changed to the following:

ING Financial Advisers, LLC Attn: Central Valuation Unit One Orange Way Windsor, CT 06095-4774

3. Miscellaneous. The following information is hereby added after the information listed for “to the Company” in Section 12(b) Notices, of the Agreement:

Effective November 2, 2007, the above referenced information is changed to the following:

Michael Eldredge ING One Orange Way, B3N Windsor, CT 06095-4774

4. Miscellaneous. Section 12(k) of the Agreement is hereby deleted and replaced with the following:

(k)	Anti-Money Laundering Provision. Each of the parties to this Agreement will establish and maintain programs, policies and procedures as required by federal, state or local law to detect and prevent money laundering. Each party shall cooperate with the others to the extent required by law to facilitate implementation of each other’s anti-money laundering (AML) program, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure compliance with the AML regulations.

5. Restrictions on “Excessive Trading.” The following section is hereby added to Section 13, Miscellaneous, as subsection (l).

(l)	Restrictions on “Excessive Trading.” The Company has adopted its own excessive trading policy, a copy of which is attached as Exhibit D (“Market Timing Policy”).

The Company does not monitor trading in fund shares on behalf of, or in accordance with disclosed policies of, any fund groups; however, the Company monitors individual Participant and contract owner trading in accordance with its Market Timing Policy. The Company will use its best efforts, and shall reasonably cooperate with the Distributor and the Funds, to enforce both its Market Timing Policy and stated policies in a Fund’s currently effective Prospectus or Statement of Additional Information regarding transactions in Fund shares, including those related to market timing and excessive trading. The Company will execute any instructions from the Distributor or the Funds to restrict or prohibit further purchases or exchanges of Fund shares by an individual participant or contract owner who has been identified by the Funds as having engaged in transactions in Fund shares that violate market timing policies established by the Funds. The parties shall use their best efforts, and shall reasonably cooperate with each other to prevent future market timing and frequent trading.

6. Establishment of Account. Schedule A is hereby deleted in its entirety and replaced by the attached Schedule A.

7. Fees Payable to the Company. Schedule B is hereby deleted in its entirety and is replaced by the attached Schedule B.

2

8. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this
Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

10. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first above written.

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/ Michael C. Eldredge

Name:	Michael C. Eldredge

Title:	Vice President

AMERICAN CENTURY INVESTMENT
SERVICES, INC.

By:	/s/ Cindy A. Johnson

Name:	Cindy A. Johnson

Title:	Vice President

AMERICAN CENTURY SERVICES, LLC

By:	/s/ Otis H. Cowan

Name:	Otis H. Cowan

Title:	Vice President

3

SCHEDULE A

ESTABLISHMENT OF ACCOUNTS

Variable Annuity Accounts B, C, F and I Separate Account D

4

SCHEDULE B FUNDS AVAILABLE AND FEES PAYABLE TO THE COMPANY Servicing Fees Distributor agrees to pay the Company a servicing fee as provided in the following table.

Fund Name	Share	CUSIP	Symbol	Administrative
	Class			Services Fee Rate
(Basis Points)

American Century Balanced	Advisor	025083 71 8	TWBAX
American Century Balanced	Institutional	025083 73 4	ABINX
American Century Balanced	Investor	025083 74 2	TWBIX
American Century Capital Growth	A	025083 16 3	ACCGX
American Century Capital Growth	Institutional	02508H 30 3	APLIX
American Century Capital Growth	Investor	02508H 20 4	ACLIX
American Century Capital Growth	R	02508H 40 2	APWRX
American Century Capital Preservation	Investor	025081 80 3	CPFXX
American Century Capital Value	Advisor	025083 42 9	ACCVX
American Century Capital Value	Institutional	025083 41 1	ACPIX
American Century Capital Value	Investor	025083 39 5	ACTIX
American Century Core Plus	A	024932543	ACCQX
American Century Core Plus	Institutional	024932485	ACCUX
American Century Core Plus	Investor	024932493	ACCNX
American Century Core Plus	R	024932519	ACCPX
American Century Disciplined Growth	Advisor	02507M 6 42	ADCVX
American Century Disciplined Growth	Institutional	02507M667	ADCIX
American Century Disciplined Growth	R	02507M 65 9	ADRRX
American Century Disciplined Growth	Investor	02507M 67 5	ADSIX
American Century Diversified Bond	A	024932 84 0	CDBAX
American Century Diversified Bond	Advisor	024932 50 1	ADFAX
American Century Diversified Bond	Institutional	024932 60 0	ACBPX
American Century Diversified Bond	Investor	024932 40 2	ADFIX
American Century Diversified Bond	R	024932 71 7	ADVRX
American Century Emerging Markets	Advisor	025086 85 1	AEMMX
American Century Emerging Markets	Institutional	025086 87 7	AMKIX
American Century Emerging Markets	Investor	025086 88 5	TWMIX
American Century Equity Growth	Advisor	02507M 70 9	BEQAX
American Century Equity Growth	Institutional	02507M808	AMEIX

5

Fund Name	Share	CUSIP	Symbol	Administrative
	Class			Services Fee Rate
(Basis Points)

American Century Equity Growth	Investor	02507M 60 0	BEQGX
American Century Equity Growth	R	02507M 76 6	AEYRX
American Century Equity Income	Advisor	025076 40 7	TWEAX
American Century Equity Income	Institutional	025076 20 9	ACIIX
American Century Equity Income	Investor	025076 10 0	TWEIX
American Century Equity Income	R	025076 67 0	AEURX
American Century Equity Index	Institutional	025076829	ACQIX
American Century Equity Index	Investor	025076811	ACIVX
American Century Focused Growth	Investor	02508H 10 5	AFSIX
American Century Fundamental Equity	A	025083 13 0	AFDAX
American Century Fundamental Equity	Institutional	02508H 70 9	AFEIX
American Century Fundamental Equity	Investor	02508H 60 0	AFDIX
American Century Fundamental Equity	R	02508H 80 8	AFDRX
American Century Ginnie Mae	Advisor	025081 83 7	BGNAX
American Century Ginnie Mae	Investor	025081 60 5	BGNMX
American Century Global Gold	Advisor	02507M 20 4	ACGGX
American Century Global Gold	Investor	02507M 10 5	BGEIX
American Century Global Growth	A	025086612	ACWAX
American Century Global Growth	Advisor	025086 82 8	AGGRX
American Century Global Growth	Institutional	025086 83 6	AGGIX
American Century Global Growth	Investor	025086 84 4	TWGGX
American Century Global Growth	R	025086 62 0	AGORX
American Century Government Agency Money	Investor	025081407	BGAXX
Market
American Century Government Bond	Advisor	025081 86 0	ABTAX
American Century Government Bond	Investor	025081 30 8	CPTNX
American Century Growth	Advisor	025083 40 3	TCRAX
American Century Growth	Institutional	025083 20 5	TWGIX
American Century Growth	Investor	025083 10 6	TWCGX
American Century Growth	R	025083 18 9	AGWRX
American Century Heritage	Advisor	025083 76 7	ATHAX
American Century Heritage	Institutional	025083 78 3	ATHIX
American Century Heritage	Investor	025083 79 1	TWHIX
American Century High-Yield	A	024932 81 6	ACYAX
American Century High-Yield	Advisor	024932 88 1	AHYVX
American Century High-Yield	Institutional	024932 78 2	ACYIX
American Century High-Yield	Investor	024932 80 8	ABHIX

6

Fund Name	Share	CUSIP	Symbol	Administrative
	Class			Services Fee Rate
(Basis Points)

American Century High-Yield	R	024932 69 1	AHYRX
American Century Income & Growth	Advisor	02507M 40 2	AMADX
American Century Income & Growth	Institutional	02507M 50 1	AMGIX
American Century Income & Growth	Investor	02507M 30 3	BIGRX
American Century Income & Growth	R	02507M 78 2	AICRX
American Century Inflation Protection Bond	A	024932 75 8	APOAX
American Century Inflation Protection Bond	Institutional	024932 76 6	APISX
American Century Inflation Protection Bond	Investor	024932 77 4	APOIX
American Century Inflation Protection Bond	R	024932 72 5	APORX
American Century Inflation-Adjusted Bond	Advisor	025081 82 9	AIAVX
American Century Inflation-Adjusted Bond	Institutional	025081 79 5	AIANX
American Century Inflation-Adjusted Bond	Investor	025081 70 4	ACITX
American Century International Bond	Advisor	025082 20 7	AIBDX
American Century International Bond	Institutional	025082 30 6	AIDIX
American Century International Bond	Investor	025082 10 8	BEGBX
American Century International Core Equity	A	02507M618	ACIQX
American Century International Core Equity	Institutional	02507M550	ACIUX
American Century International Core Equity	Investor	02507M568	ACIMX
American Century International Core Equity	R	02507M576	ACIRX
American Century International Discovery	Advisor	025086802	ACIDX
American Century International Discovery	Institutional	025086 60 4	TIDIX
American Century International Discovery	Investor	025086 50 5	TWEGX
American Century International Growth	A	025086 66 1	CAIGX
American Century International Growth	Advisor	025086 40 6	TWGAX
American Century International Growth	Institutional	025086 20 8	TGRIX
American Century International Growth	Investor	025086 10 9	TWIEX
American Century International Growth	R	025086 64 6	ATGRX
American Century International Stock	Investor	025086 63 8	ASKIX
American Century International Value	Institutional	025086 57 0	ACVUX
American Century International Value	Investor	025086 58 8	ACEVX
American Century International Value	R	025086 53 9	ACVRX
American Century International Value	A	025086 56 2	MEQAX
American Century Large Company Value	A	025076 69 6	ALAVX
American Century Large Company Value	Advisor	025076 78 7	ALPAX
American Century Large Company Value	Institutional	025076 77 9	ALVSX
American Century Large Company Value	Investor	025076 79 5	ALVIX
American Century Large Company Value	R	025076 66 2	ALVRX

7

Fund Name	Share	CUSIP	Symbol	Administrative
	Class			Services Fee Rate
(Basis Points)

American Century Legacy Focused Large Cap	Advisor	02507H700	ACFDX
American Century Legacy Focused Large Cap	Institutional	02507H601	ACFSX
American Century Legacy Focused Large Cap	Investor	02507H502	ACFOX
American Century Legacy Focused Large Cap	R	02507H809	ACFCX
American Century Legacy Large Cap	Advisor	02507H304	ACGDX
American Century Legacy Large Cap	Institutional	02507H205	ACGHX
American Century Legacy Large Cap	Investor	02507H106	ACGOX
American Century Legacy Large Cap	R	02507H403	ACGEX
American Century Legacy Multi Cap	Advisor	02507H866	ACMFX
American Century Legacy Multi Cap	Institutional	02507H874	ACMHX
American Century Legacy Multi Cap	Investor	02507H882	ACMNX
American Century Legacy Multi Cap	R	02507H858	ACMEX
American Century Life Sciences	Advisor	025086 79 4	ALSVX
American Century Life Sciences	Investor	025086 81 0	ALSIX
American Century LIVEStrong 2015 Portfolio	Advisor	02507F 20 9	ARFAX
American Century LIVEStrong 2015 Portfolio	Institutional	02507F 30 8	ARNIX
American Century LIVEStrong 2015 Portfolio	Investor	02507F 10 0	ARFIX
American Century LIVEStrong 2015 Portfolio	R	02507F 40 7	ARFRX
American Century LIVEStrong 2025 Portfolio	Advisor	02507F 60 5	ARWAX
American Century LIVEStrong 2025 Portfolio	Institutional	02507F 70 4	ARWFX
American Century LIVEStrong 2025 Portfolio	Investor	02507F 50 6	ARWIX
American Century LIVEStrong 2025 Portfolio	R	02507F 80 3	ARWRX
American Century LIVEStrong 2035 Portfolio	Advisor	02507F 87 8	ARYAX
American Century LIVEStrong 2035 Portfolio	Institutional	02507F 86 0	ARLIX
American Century LIVEStrong 2035 Portfolio	Investor	02507F 88 6	ARYIX
American Century LIVEStrong 2035 Portfolio	R	02507F 85 2	ARYRX
American Century LIVEStrong 2045 Portfolio	Advisor	02507F 83 7	AROAX
American Century LIVEStrong 2045 Portfolio	Institutional	02507F 82 9	AOOIX
American Century LIVEStrong 2045 Portfolio	Investor	02507F 84 5	AROIX
American Century LIVEStrong 2045 Portfolio	R	02507F 81 1	ARORX
American Century LIVEStrong Income Portfolio	Advisor	02507F 78 7	ARTAX
American Century LIVEStrong Income Portfolio	Institutional	02507F 77 9	ATTIX
American Century LIVEStrong Income Portfolio	Investor	02507F 79 5	ARTOX
American Century LIVEStrong Income Portfolio	R	02507F 76 1	ARSRX
American Century Long Short Equity	A	02507M758	ALIAX
American Century Long Short Equity	Institutional	02507M683	ALISX
American Century Long Short Equity	Investor	02507M691	ALHIX

8

Fund Name	Share	CUSIP	Symbol	Administrative
	Class			Services Fee Rate
(Basis Points)

American Century Long Short Equity	R	02507M725	ALIRX
American Century Mid Cap Value	Advisor	025076 63 9	ACLAX
American Century Mid Cap Value	Institutional	025076 64 7	AVUAX
American Century Mid Cap Value	Investor	025076 65 4	ACMVX
American Century Mid Cap Value	R	025076 61 3	AMVRX
American Century New Opportunities	Investor	025083452	TWNOX
American Century New Opportunities II	A	025083 22 1	ANOAX
American Century New Opportunities II	Institutional	025083 32 0	ANONX
American Century New Opportunities II	Investor	025083 33 8	ANOIX
American Century Newton	Investor	025085812	AEVIX
American Century One Choice Portfolio:	Investor	02507F720	AOGIX
Aggressive
American Century One Choice Portfolio:	Investor	02507F746	AOCIX
Conservative
American Century One Choice Portfolio: Moderate	Investor	02507F738	AOMIX
American Century One Choice Portfolio: Very	Investor	02507F753	AONIX
Conservative
American Century One Choice Portfolio: Very	Investor	02507F712	AOVIX
Aggressive
American Century Premium Money Market	Investor	024932 70 9	TCRXX
American Century Prime Money Market	A	024932 86 5	APMXX
American Century Prime Money Market	Investor	024932 10 5	BPRXX
American Century Real Estate	Advisor	025076 86 0	AREEX
American Century Real Estate	Institutional	025076 87 8	REAIX
American Century Real Estate	Investor	025076 88 6	REACX
American Century Select	A	025083 25 4	AASLX
American Century Select	Advisor	025083 80 9	TWCAX
American Century Select	Institutional	025083 60 1	TWSIX
American Century Select	Investor	025083 50 2	TWCIX
American Century Select	R	02508H 50 1	ASERX
American Century Short Duration Bond	A	024932477	ACSQX
American Century Short Duration Bond	Institutional	024932428	ACSUX
American Century Short Duration Bond	Investor	024932436	ACSNX
American Century Short Duration Bond	R	024932444	ACSPX
American Century Short-Term Government	Advisor	025081 84 5	TWAVX
American Century Short-Term Government	Investor	025081 50 6	TWUSX
American Century Small Cap Value	Advisor	025076 83 7	ACSCX
American Century Small Cap Value	Investor	025076 85 2	ASVIX
American Century Small Cap Value	Institutional	025076845	ACVIX

9

Fund Name	Share	CUSIP	Symbol	Administrative
	Class			Services Fee Rate
(Basis Points)

American Century Small Company	Advisor	02507M 82 4	ASQAX
American Century Small Company	Investor	02507M 84 0	ASQIX
American Century Small Company	Institutional	02507M832	ASCQX
American Century Small Company	R	02507M 77 4	ASCRX
American Century Strategic Allocation: Aggressive	A	025085 79 6	ALLAX
American Century Strategic Allocation: Aggressive	Advisor	025085 88 7	ACVAX
American Century Strategic Allocation: Aggressive	Institutional	025085 85 3	AAAIX
American Century Strategic Allocation: Aggressive	Investor	025085 70 5	TWSAX
American Century Strategic Allocation: Aggressive	R	025085 71 3	AAARX
American Century Strategic Allocation:	A	025085 75 4	ACEAX
Conservative
American Century Strategic Allocation:	Advisor	025085 30 9	ACCAX
Conservative
American Century Strategic Allocation:	Institutional	025085 87 9	ACCIX
Conservative
American Century Strategic Allocation:	Investor	025085 10 1	TWSCX
Conservative
American Century Strategic Allocation:	R	025085 72 1	AACRX
Conservative
American Century Strategic Allocation: Moderate	A	025085 77 0	ASMAX
American Century Strategic Allocation: Moderate	Advisor	025085 60 6	ACOAX
American Century Strategic Allocation: Moderate	Institutional	025085 86 1	ASAMX
American Century Strategic Allocation: Moderate	Investor	025085 40 8	TWSMX
American Century Strategic Allocation: Moderate	R	025085 82 0	ASMRX
American Century Target Maturity 2010	Advisor	024935 88 4	ACTRX
American Century Target Maturity 2010	Investor	024935 30 6	BTTNX
American Century Target Maturity 2015	Advisor	024935 87 6	ACTTX
American Century Target Maturity 2015	Investor	024935 40 5	BTFTX
American Century Target Maturity 2020	Advisor	024935 86 8	ACTEX
American Century Target Maturity 2020	Investor	024935 50 4	BTTTX
American Century Target Maturity 2025	Advisor	024935 85 0	ACTVX
American Century Target Maturity 2025	Investor	024935 60 3	BTTRX
American Century Technology	Investor	025086 77 8	ATCIX
American Century Ultra	Advisor	025083 85 8	TWUAX
American Century Ultra	Institutional	025083 87 4	TWUIX
American Century Ultra	Investor	025083 88 2	TWCUX
American Century Ultra	R	025083 17 1	AULRX
American Century Utilities	Advisor	02507M 87 3	ACUTX
American Century Utilities	Investor	02507M 88 1	BULIX

10

Fund Name	Share	CUSIP	Symbol	Administrative
	Class			Services Fee Rate
(Basis Points)

American Century Value	A	025076 72 0	ACAVX
American Century Value	Advisor	025076 80 3	TWADX
American Century Value	Institutional	025076 60 5	AVLIX
American Century Value	Investor	025076 50 6	TWVLX
American Century Value	R	025076 62 1	AVURX
American Century Veedot	Institutional	025083346	AVDIX
American Century Veedot	Investor	025083 55 1	AMVIX
American Century Vista	Advisor	025083 81 7	TWVAX
American Century Vista	Institutional	025083 83 3	TWVIX
American Century Vista	Investor	025083841	TWCVX
American Century Vista	R	02508H 88 1	AVTRX
American Century-Mason Street High Yield Bond	A	024932 66 7	MHYAX
American Century-Mason Street High Yield Bond	Institutional	024932 67 5	ACYSX
American Century-Mason Street High Yield Bond	Investor	024932 68 3	ACYVS
American Century-Mason Street High Yield Bond	R	024932 63 4	ACYRX
American Century-Mason Street Mid Cap Growth	A	02508H 78 2	MAGAX
American Century-Mason Street Mid Cap Growth	Institutional	02508H 79 0	ACMIX
American Century-Mason Street Mid Cap Growth	Investor	02508H 81 6	ACOVX
American Century-Mason Street Mid Cap Growth	R	02508H 75 8	ACMRX
American Century-Mason Street Select Bond	A	024932 59 2	MBDAX
American Century-Mason Street Select Bond	Institutional	024932 61 8	ACOIX
American Century-Mason Street Select Bond	Investor	024932 62 6	ACNVX
American Century-Mason Street Select Bond	R	024932 56 8	ACLRX
American Century-Mason Street Small Cap Growth	A	02508H 87 5	MSASX
American Century-Mason Street Small Cap Growth	Institutional	02508H 86 5	ACWIX
American Century-Mason Street Small Cap Growth	Investor	02508H 87 3	ACWVX
American Century-Mason Street Small Cap Growth	R	02508H 82 4	ACWRX

11

Exhibit D - EXCESSIVE TRADING POLICY

Various business units of ING offer variable annuity, variable life insurance and retirement plan products through which customers may invest directly or indirectly in one or more mutual funds. Frequent purchases and redemptions of a fund's shares, such as those associated with "market timing," can adversely affect the fund and the returns achieved by the fund's share-holders. As a result, many of the funds that are available through ING's products are taking measures to protect the fund and its shareholders from potentially harmful trading activity. These measures include reserving the right to reject purchase requests from shareholders who are making frequent purchases and redemptions of a fund's shares.

ING, as the provider of multi-fund products, has adopted a definition of "Excessive Trading"
that is intended to respond to a majority of the restrictions on such trading activity that have been adopted by the various fund families. ING's current definition of Excessive Trading and our policy with respect to such trading activity is outlined below.

1.	ING currently defines Excessive Trading as more than one purchase and sale of the same fund (including money market funds) within a thirty (30) day period. Each fund offered through ING's products, either by prospectus or stated policy, has adopted or may adopt its own definition of Excessive Trading. Therefore ING reserves the right, without prior notice, to modify its general definition or to develop another definition that may apply to a particular fund, product or individual, depending on the needs of a particular fund and/or state or federal regulatory requirements.

A purchase followed by one or more sales and then another purchase of the same fund, or a sale followed by one or more purchases and then another sale of the same fund would meet ING's definition of Excessive Trading. The following transactions are excluded when determining whether trading activity is excessive:

• Purchases or sales of shares related to non-fund transfers (for example, new purchase payments, withdrawals and (loans);
• Transfers associated with scheduled dollar cost averaging and scheduled rebalancing programs;
• Purchases and sales of fund shares in the amount of $250 or less; and
• Purchases and sales of funds that affirmatively permit short-term trading in their fund shares, and movement between such funds and the money market fund.

2.	ING actively monitors fund transfer and reallocation activity within its products to identify Excessive Trading.

1

3.	If ING determines that an individual has used one or more of its products to engage in
Excessive Trading, ING will send that individual a one-time warning letter and place that individual on a watch list. According to the needs of the various business units, a copy of the warning letter may also be sent, as applicable, to the person(s) or entity authorized to initiate fund transfers or reallocations, the agent/registered representative or investment adviser for that individual.

4.	If ING determines that an individual has used one or more of its products to engage in
Excessive Trading after having received a warning letter as described above, ING will send a second letter to the individual. This letter will state that the individual's ability to initiate fund transfers or reallocations through the Internet, facsimile, telephone calls to the company's service center, or other electronic trading medium that ING may make available from time to time ("Electronic Trading Privileges") has been suspended for a period of 6 months. All fund transfers or reallocations will then have to be initiated by providing written instructions to ING via regular U.S. mail. During the Suspension
Period, "inquiry only" privileges will be permitted where and when possible.

5.	Following the 6 month suspension period, the Electronic Trading Privileges may again be restored, but ING will continue to monitor the fund transfer and reallocation activity.
Any future Excessive Trading will result in an indefinite suspension of the Electronic
Trading Privileges.

6.	ING may elect to limit fund trading or reallocation privileges with respect to any individual, with or without prior notice, if ING determines that the individual's trading activity is disruptive, regardless of whether the individual's trading activity fall within the definition of Excessive Trading set forth above.

2